June 22, 2007

Dear Inland Western Retail Real Estate Trust, Inc. Stockholder:

We are aware that you may have received an unsolicited mini-tender offer by Madison Liquidity Investors, LLC (“Madison”) dated June 15, 2007 to purchase shares of Inland Western Real Estate Trust, Inc. (“Inland Western”) for a price of $10.05 per share less any cash distributions made on or after June 15, 2007.  Although some stockholders consider such offers a nuisance, Madison’s demand for ownership of our shares demonstrates their belief, as stated in the offer, that our shares will increase in value in the future.

Madison Liquidity Investors, LLC and its offer are not affiliated with Inland Western. Based upon the information known today, Inland Western’s Board of Directors does not recommend or endorse Madison’s mini-tender offer and suggests that stockholders do not tender their shares in the offer. Their recommendation is based on a number of factors, including:

1.

Our shares have been trading in a “secondary trading market” at a price from $10.10 - $10.50 per share as stated in the March/April 2007 publication of Direct Investment Spectrum.

2.

We anticipate paying a distribution on July 10, 2007 of $0.0535 per share.  This payment reduces the offer price to $9.9965 a share.  Each distribution paid thereafter will continue to reduce the offer price further.

3.

As of December 31, 2006, we estimated the ERISA value of our shares to be $10.00 per share.

We can make no assurances that stockholders could sell their shares for $10.00 per share, or that our shares would trade at $10.00 per share if we were to list on a national securities exchange.  While we believe, based upon current information, that both the current and long-term value of our stock will exceed Madison’s offer price of $10.05 per share less distributions, we can make no guarantees.  Also, as Madison states in its offer, “We believe that the value of the shares will ultimately be more than the price we are offering.”

Stockholders are urged to consult with their financial advisors and to exercise caution with respect to mini-tender offers.  Mini-tender offers are third-party offers to purchase less than 5% of a company’s outstanding shares, thereby avoiding many filing, disclosure and procedural requirements of the Securities and Exchange Commission (“SEC”). The SEC has cautioned investors about offers of this nature.  Additional information about mini-tender offers is available on the SEC’s website at www.sec.gov/investor/pubs/minitend.htm.

Please be assured that the privacy of our stockholder records is of the utmost importance. Inland Western is legally obligated, upon a stockholder’s proper request, to provide a list of our stockholders of record to the requesting party or requesting stockholders. The list includes only names, record addresses, and the number of shares held.  This is further detailed in our Charter and Prospectus. We regret any inconvenience caused by Madison’s mini-tender offer and appreciate your understanding throughout this process.

Sincerely,

INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.

Brenda Gail Gujral

Chief Executive Officer

cc: Broker/Dealer

      Registered Representative

This letter contains forward-looking statements.  Forward looking statements are statements that are not historical, including statements regarding management’s intentions, beliefs, expectations, representations, plan or predictions of the future, and are typically identified by such words as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may,” “will,” “should,” and “could.”  Inland Western intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  There are numerous risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements.  For a more complete discussion of these risks and uncertainties, please see our Annual Report on Form 10-K for the year ended December 31, 2006 and Form 10-Q for the quarter ended March 31, 2007.  Inland Western disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events, or otherwise.